Exhibit 5.1

Keter Group SA

Zone Industrielle Hahneboesch

L-4587 Differdange

Luxembourg, 29 September 2021

FW-033498-70000 / 35212939v6

francois.warken@arendt.com

Registration Statement on Form F-1 dated 29 September 2021

Dear Madam, dear Sir,

We are acting as legal advisers in the Grand Duchy of Luxembourg to Keter Group SA, a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at Zone Industrielle Hahneboesch, L-4587 Differdange, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) (Register) under number B255799 (Company) in connection with the Registration Statement on Form F-1 (the Registration Statement) filed with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, relating to the offering, by Keter Group SA, of a certain number of shares of the Company (which number may be increased if the underwriters exercise their greenshoe option) (New Shares), each such New Share with a par value of €0.01 (one euro cent).

We have examined, and relied on the notarial deed of incorporation including the articles of incorporation (statuts) of the Company dated 20 May 2021, as have been disclosed to us and such certifications made to us, which we deemed necessary and appropriate as a basis for the opinions hereinafter expressed.

In giving this legal opinion, we have assumed, and we have not verified independently (the Assumptions):

i.	that all factual matters and statements relied upon or assumed herein were, are and will be (as the case may be) true, complete, up-to-date and accurate;

ii.

that the issuance of the New Shares will be made out of the authorized share capital as adopted by the sole shareholder of the Company, as set forth in a notarial deed recording the minutes of the resolutions of the sole shareholder to be passed prior to or on the date of issuance of the New Shares (the Issuance Date) and relating to the full restatement of the Company’s articles of association and the creation of the Company’s authorised share capital;

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iii.	that the New Shares will have been issued pursuant to resolutions to be taken by the board of directors of the Company on or about the Issuance Date (the Share Capital Increase);

iv.	that the Share Capital Increase will have been recorded on or about the Issuance Date in a notarial deed of acknowledgement acknowledging the Share Capital Increase; and

v.	that the corporate records (including the shareholder’s register of the Company) will have been duly updated in order to reflect the Share Capital Increase.

Based upon, and subject to, the Assumptions and subject to any matters not disclosed to us, we are of the opinion that, under the laws of the Grand Duchy of Luxembourg in effect, as construed and applied by the Luxembourg courts in published Luxembourg court decisions, on the date hereof:

1. Status

The Company is existing as a public limited liability company (société anonyme) formed for an unlimited duration under the laws of the Grand Duchy of Luxembourg.

2. New Shares

The New Shares being offered by the Company, once duly subscribed and fully paid and issued in accordance with the Registration Statement, the articles of association and the underwriting agreement to be entered into by the Company in connection with the Registration Statement, and subject to the necessary corporate resolutions, will be validly issued, fully paid and non-assessable (as this term is used under New York law).

This legal opinion is as of this date and we undertake no obligation to update it or advise of changes hereafter occurring. We express no opinion as to any matters other than those expressly set forth herein, and no opinion is, or may be, implied or inferred herefrom.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use of our name under the heading “Legal Matters” as regards the Grand Duchy of Luxembourg in the prospectus contained therein. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended.

Yours faithfully,

By and on behalf of Arendt & Medernach SA

/s/ François Warken

Partner

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